                                                                    EXHIBIT 4-n


              NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE
                NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS
                           AND MAY NOT BE TRANSFERRED
                IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
                    REGULATIONS THEREUNDER OR THE PROVISIONS
                          OF THIS WARRANT CERTIFICATE.

No. [ ]                                                             [ ] Warrants

                WARRANTS TO PURCHASE AN AGGREGATE OF [ ] SHARES
                               OF COMMON STOCK OF
                             DDL ELECTRONICS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                   ISSUED TO

                                      [ ]

                           DATED:  February 29, 1996


     THIS IS TO CERTIFY that, for value received, [ ], or [its] [his] [their] registered assigns (herein collectively referred to as the "Warrantholder"), is entitled to the number of Warrants (the "Warrants") set forth above, each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the "Commencement Date") and ending on the fifth anniversary of the Commencement Date (the "Expiration Date"), to purchase from DDL Electronics, Inc., a Delaware corporation (the "Company"), one share of common stock, par value $.01 per share (the "Common Stock"), of the Company upon surrender hereof, with the form of election to purchase included herein (the "Election to Purchase") completed and duly executed, at the principal executive office of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable to the order of the Company. The number of shares of Common Stock issuable upon exercise of the Warrants (individually, a "Share" and collectively, the "Shares") and the Purchase Price therefor are subject to adjustment as provided herein.

     This warrant certificate is one of a series of warrant certificates issued by the Company in connection with its issuance of 10% Senior Secured Notes due July 1, 1997 (the "Notes") pursuant to the Securities Purchase Agreement, dated as of February 29, 1996 (the "Securities Purchase Agreement"), by and among the Company and each of the Purchasers who are signatories thereto. All capitalized terms used herein without definition (including, without limitation, Common Stock Purchase Warrants, Rickel and Collateral Security Warrants) shall have the respective meanings given such terms as set forth in the Securities Purchase Agreement.

     1. Purchase Price

     The purchase price for the Shares purchasable hereunder (the "Purchase Price") shall be equal to $2.50 per Share, subject to adjustment as hereinafter described.

     2. Definition of Market Price

     Unless otherwise provided herein, for purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be: (a) if the Common Stock is listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market, the last reported sales price as reported on such exchange or market, as the case may be; (b) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (d) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of such shares as determined jointly by the Company and Warrantholders holding Warrants to purchase not less than 50% of all of the shares of Common Stock issuable upon the exercise of all Common Stock Purchase Warrants and Warrants issued to Rickel in connection with the Securities Purchase Agreement then outstanding (the "Majority Warrantholders"), or if no such determination can be reached within fifteen (15) days, such determination shall be made by an appraiser who shall be mutually selected by the Company and the Majority Warrantholders, the costs of such appraiser to be borne by the Company.

     3. Registration, Transfer and Exchange of the Warrants

     The Company will keep at its principal executive office a warrant register in which, subject to such reasonable regulations as it may prescribe but at its expense, it will provide for the registration, transfer and exchange of the Warrants.

     The Warrants may not be pledged, sold, assigned, hypothecated or otherwise transferred until (a) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or
(b) the Company receives an opinion of counsel to the Company or other counsel to the Warrantholder, which other counsel is reasonably satisfactory to the Company, that the Warrants may be pledged, sold, assigned, hypothecated or transferred without an effective registration statement under the Securities Act or applicable state securities laws.

     The Warrantholder, at its option, may surrender this warrant certificate for transfer or exchange at the principal executive office of the Company, accompanied in the case of a transfer or assignment by a written instrument of transfer or assignment in form satisfactory to the Company duly executed by the registered Warrantholder thereof or by such Warrantholder's attorney duly authorized in writing. In case any Warrantholder shall so request the transfer, assignment or exchange of any warrant certificate, the Company, at its expense, will execute and deliver (in each case insured to the Warrantholder's reasonable satisfaction) in exchange therefor one or more new warrant certificates, as may be requested by such Warrantholder, to purchase the same aggregate number of Shares as are purchasable upon exercise of the warrant certificate so surrendered.

     Prior to due presentment for registration of transfer of this warrant certificate, the Company shall deem and treat the Warrantholder as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing on this warrant certificate made by anyone other than the Company) for the purpose of any exercise hereof or any distribution to the Warrantholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     4. Issuance of Shares

     Subject to the restrictions set forth in Section 5 below, upon surrender of the Warrants and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise.

     Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares simultaneously with the surrender of the Warrants and payment of the Purchase Price as aforesaid; notwithstanding that the transfer books for the shares of Common Stock or other classes of stock purchasable upon the exercise of the Warrants shall then be closed or the certificate(s) for the Shares in respect of which the Warrants is then exercised shall not then have been actually delivered to the Warrantholder. As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein. In the event that only a portion of the Warrants is exercised at any time prior to the close of business on the Expiration Date, a new warrant certificate shall be issued to the Warrantholder for the remaining number of Shares purchasable pursuant hereto. In no event shall fractional Shares be issued with regard to the exercise of the Warrants. The Company shall cancel the Warrants when they are surrendered upon exercise.

     5. Payment of Expenses, Taxes, etc. upon Exercise

     The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; including, without limitation, any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Warrantholder upon the exercise of the Warrants.

     6. Lost, Stolen, or Mutilated Warrant Certificate

     In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such warrant certificate and reasonable indemnity, if requested, also reasonably satisfactory to the Company. No bond or other security shall be required from the original Warrantholder in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

     7. Covenants of the Company

     (a) The Company shall at all times through the Expiration Date reserve and keep available, free from pre-emptive rights and out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Warrants.

     (b) Before taking any action which would cause an adjustment pursuant to the terms set forth herein that would reduce the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

     (c) The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts created by the Company with respect to the issuance and holding thereof.

     (d) So long as the Warrants are outstanding, the Company shall not issue any capital stock of any class preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends or in the distribution of such assets.

     (e) So long as the Warrants are outstanding, the Company covenants that it shall file all forms, schedules and reports with the Commission required to be filed by it on a timely basis and it shall comply with all securities laws, including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

     8. Rights Upon Expiration

     Unless the Warrants are surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

     9. Adjustment for Certain Events

     (a) In case the Company shall at any time after the date the Warrants are first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock, (iii) reverse split the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of the Company's capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustments shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Purchase Price per Share to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for a share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for a share of Common Stock. Such determination of fair market value shall be made by an appraiser who shall be mutually selected by the Company and the Majority Warrantholders, the costs of such appraiser to be borne by the Company. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section 9(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

     (d) In the event that at any time, as a result of an adjustment made pursuant to Section 9 hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 9, and the provisions of this warrant certificate with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

     (e) Upon each adjustment of the Purchase Price as a result of calculations made in this Section 9, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and
(ii)
dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (f) In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 9(f) with respect to the rights and interests thereafter of the registered holders of all Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 9(f).

     (g) If the Company shall, prior to the close of business on the Expiration Date, issue shares of Common Stock (whether in a single transaction or a series of transactions, whether or not related) (except for any shares of Common Stock issued as a result of the exercise of the Collateral Security Warrants) for a purchase price or prices which are, in any instance, less than the Purchase Price then in effect, then the Purchase Price shall be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Purchase Price in effect immediately prior to such issuance plus (y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance by (B) the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation. The issuance of any other shares of Common Stock or options or warrants for the purchase thereof may be excluded from the operation of this Section 9(g), provided, the written consent of the Majority Warrantholders has been obtained prior to such issuance.

     (h) In any case in which this Section 9 shall require that an adjustment in the Purchase Price and/or the number of Shares purchasable hereunder be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder, if such Warrantholder exercised any Warrant after such record date, shares of capital stock or warrants or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

     (i) In all events an adjustment, consistent with the anti-dilutive provisions set forth in Section 9(g), shall be made in the Purchase Price and the number of Shares issuable upon the exercise of the Warrants if the Company issues, in exchange for cash, property or services, any securities convertible into or exchangeable for shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible or exchangeable securities, with a conversion, exchange or exercise price less than the Purchase Price then in effect, with said adjustment being based upon the conversion, exchange or exercise price of such convertible or exchangeable securities. No adjustment shall be made pursuant to this Section 9(i) in connection with the issuance of the Collateral Security Warrants or the exercise thereof.

     10. Fractional Shares

     Upon exercise of the Warrants the Company shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Warrantholder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole Share if clause
(a), (b) or (c) in the definition of Market Price in Section 2 above is applicable or (ii) book value of one whole Share as reported in the Company's most recent audited financial statements if clause (d) in the definition of Market Price in Section 2 above is applicable. All calculations under this
Section 10 shall be made to the nearest cent.

     11. Securities Act Legend

     The Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Warrants shall bear a legend reading substantially as follows:

     "These securities have not been registered under the Securities
      Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred in the absence of such registration or any exemption therefrom under such Act and laws, if applicable. The

     Company, prior to permitting a transfer of these securities, may require an opinion of counsel or other assurances satisfactory to it as to compliance with or exemption from such Act and laws."

     12. Notice of Adjustment

     (a) Upon any adjustment of the Purchase Price and/or the number of Shares issuable upon exercise of the Warrants pursuant to Section 9 above, the Company, within thirty (30) calendar days thereafter, shall have on file for inspection by the Warrantholder a certificate of the Board of Directors of the Company setting forth the Purchase Price and the number of Shares issuable upon exercise of the Warrants after such adjustment, the method of calculation thereof in reasonable detail and the facts upon which such calculations were based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

     (b) In case:

         (i) the Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

        (ii) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (including, without limitation, cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock); or

       (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, of the conveyance or transfer of the properties and assets of the Company substantially as an entirety or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

        (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (v) the Company proposes to take any other action which would require an adjustment of the Purchase Price and/or the number of Shares issuable upon exercise of the Warrants pursuant to Section 9 above;

then, in each such case, the Company shall give to the Warrantholder at its address appearing below at least twenty (20) calendar days prior to the applicable record date hereinafter specified in (A), (B) or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Purchase Price and/or the number of Shares issuable upon exercise of the Warrants. The failure to give the notice required by this Section 12(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

     Except as provided herein, nothing contained herein shall be construed as conferring upon the Warrantholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

     13. Notices

     All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following address (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two (2) days after mailing; notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

                 (i)  if to the Company:

                           DDL ELECTRONICS, INC.
                           2151 Anchor Court
                           Newbury Park, CA  91320

                           Attention: Chief Executive Officer

                           Telephone: (805) 376-2595
                           Telecopy:  (805) 376-9015

                 (ii) if to the Warrantholder, at the address of such
            Warrantholder as it appears on the warrant register.

     14. Miscellaneous

     (a) The Warrantholder shall be entitled to all the registration and other rights, benefits and privileges set forth in the Registration Rights Agreement dated as of the date hereof among the Company, Rickel and the holders of the Common Stock Purchase Warrants and the Securities Purchase Agreement.

     (b) All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of and be enforceable by the Company and its successors or assigns, and all of the covenants and provisions herein for the benefit of the Warrantholder hereof shall inure to the benefit of and be enforceable by the Warrantholder and its successors or assigns.

     (c) This warrant certificate shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York the internal laws of such State.

     The Company (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this warrant certificate or the subject matter hereof brought by the Warrantholder, (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this warrant certificate or the subject matter hereof may not be enforced in or by such court and (iii) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. The Company hereby consents to service of process by certified mail at the address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Warrantholder. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (A) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (B) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Warrantholder may at its option bring suit, or institute other judicial proceedings, against the Company or any of its assets in any state or Federal court of the United States or of any country or place where the Company or its assets may be found.

     (d) Nothing in this warrant certificate shall be construed to give any person or corporation other than the Company and the Warrantholder and its permitted transferees any legal or equitable right, remedy or claim under this warrant certificate; but this warrant certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder and its permitted transferees.

     IN WITNESS WHEREOF, an authorized officer of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.


                                      DDL ELECTRONICS, INC.


                                      By:
                                          ---------------------------------
                                          Gregory L. Horton
                                          President and Chief Executive Officer

ATTEST:

By:
    -------------------------
     C. L. Haslam
     Secretary


[CORPORATE SEAL]

                              ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within warrant certificate)


To:  DDL ELECTRONICS, INC.
     2151 Anchor Court
     Newbury Park, CA  91320

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase ____ shares of Common Stock covered by the within warrant certificate,
(2) makes payment in full of the Purchase Price by enclosure of a check payable to the order of the Company, (3) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

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and (4) if said number of shares shall not be all the shares evidenced by the within warrant certificate, requests that a new warrant certificate for the balance of the shares covered by the within warrant certificate be registered in the name of, and delivered to:

Please print name and address:

- -------------------------------------------------

- -------------------------------------------------

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     In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.



Dated:
      -------------------                       --------------------------------

                                                By:
                                                    ----------------------------
                                                    General Partner

                                                 -------------------------------

                                                 By:
                                                     ---------------------------
                                                     President